Exhibit 99.1

KRYPTOBANK CO

FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

KryptoBank Co

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors of:

Kryptobank Co.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Kryptobank Co. (the “Company”) as of December 31, 2020, and 2019, and the related statements of operations, changes in stockholders' deficit and cash flows for each of the two years in the period ended December 31, 2020, and the related notes (collectively referred to as the financial statements). In our opinion the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and 2019, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph - Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statement, the Company has experienced net losses since inception and used cash in operations. The Company has an accumulated deficit and a working capital deficit as of December 31, 2020. The Company has relied on loans from founders to fund its operations. These factors raise substantial doubt about the Company' s ability to continue as a going concern. Management 's plans in regard to these matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB .

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.

/s/ LIGGETT & WEBB , P.A.

We have served as the Company's auditor since 2015.

Boynton Beach, Florida

July 1, 2021

KryptoBank Co.

Balance Sheet

	December 31, 2020	December 31, 2019

Assets
Current Assets:
Cash	$448	$1,338
Total Current Assets	448	1,338

Property and Equipment, Net	56	501

Other Assets
Notes and Interest Receivable - Related Party	27,280	23,965
Investment - Related Party	15,000	15,000
Intangible Assets	2,835	2,835

Total Assets	$45,619	$43,639

Liabilities and Stockholders' Deficit
Accounts Payable and Accrued Expenses	$46,424	$31,074
Notes Payable - Related Party	112,167	112,167
Total Current Liabilities	158,591	143,241

Total Liabilities	158,591	143,241

Commitments and Contingencies (See Note 6)	-	-

Stockholders' Deficit
Preferred Stock, $.0001 par value: Authorized 50,000,000 shares, none issued and outstanding as of December 31, 2020 and December 31, 2019	-	-
Common Stock, $.0001 par value: Authorized 1,000,000,000 shares, 102,500,000 and 102,500,000 issued and outstanding as of December 31, 2020 and December 31, 2019	10,250	10,250
Additional Paid-in Capital	1,000	1,000
Accumulated Deficit	(124,222)	(110,852)
Total Stockholders' Deficit	(112,972)	(99,602)

Total Liabilities and Stockholders' Deficit	$45,620	$43,639

The accompanying notes are an integral part of the financial statements.

KryptoBank Co.

Statement of Operations

	For the Years Ended
	December 31, 2020	December 31, 2019
Revenue	$-	$-

General and Administrative expenses	626	647
Total Operating Expenses	626	647

Loss from Operations	(626)	(647)

Other Income and Expenses
Interest income - Related Party	2,605	2,437
Interest expense - Related Party	(15,349)	(14,085)
Total Other Expenses	(12,744)	(11,648)

Net Loss	$(13,370)	$(12,295)

Weighted average Number of Common Shares Outstanding-Basic and Diluted	102,500,000	102,500,000

Net Loss per share - Basic and Diluted	$(0.00)	$(0.00)

The accompanying notes are an integral part of the financial statements.

KryptoBank Co.

Statement of Changes in Stockholders’ Deficit

For the Years Ended December 31, 2020 and 2019

					Additional
	Preferred Stock		Common Stock		Paid-in	Accumulated
	Shares	Par	Shares	Par	Capital	Deficit	Total
Balance December 31, 2018	-	$-	102,500,000	$10,250	$1,000	$(98,557)	$(87,307)

Net Loss	-	-	-	-	-	(12,295)	(12,295)

Balance, December 31, 2019	-	$-	102,500,000	$10,250	$1,000	$(110,852)	$(99,602)

					Additional
	Preferred Stock		Common Stock		Paid-in	Accumulated
	Shares	Par	Shares	Par	Capital	Deficit	Total
Balance December 31, 2019	-	$-	102,500,000	$10,250	$1,000	$(110,852)	$(99,602)

Net Loss	-	-	-	-	-	(13,370)	(13,370)

Balance, December 31, 2020	-	$-	102,500,000	$10,250	$1,000	$(124,222)	$(112,972)

The accompanying notes are an integral part of the financial statements.

KryptoBank Co.

Statement of Cash Flows

	For the Years Ended
	December 31, 2020	December 31, 2019

Cash Flows from Operating Activities
Net Loss	$(13,370)	$(12,295)
Adjustments to reconcile net loss to net cash used in operating activities
Amortization	445	445
Change in Operating Assets and Liabilities:
Interest Receivable from Related Party	(2,605)	(2,437)
Accounts Payable and Accrued Expenses	15,350	14,086
Net Cash Used in Operating Activities	(180)	(201)

Cash Flow from Investing Activities
Issuance of notes receivable from Related Party, net of repayments	(710)	(22,000)
Net Cash Used in Investing Activities	(710)	(22,000)

Net Change in Cash	(890)	(22,201)
Cash at beginning of the Year	1,338	23,539

Cash at end of the Year	$448	$1,338

Supplemental disclosure of cash flow information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

Supplemental disclosure for non-cash investing and financing activities:
Reclassification of accrued interest into principal	$-	$12,167
Conversion of notes receivable to investment - related party	$-	$15,000
Reclassification of due to related party to notes receivable from related party	$-	$471

The accompanying notes are an integral part of the financial statements.

KryptoBank Co.

Notes to Financial Statements

As of December 31, 2020 and 2019

Note 1 – Business Organization and Nature of Operations

KryptoBank Co. (“KryptoBank Co” or the “Company”) was incorporated on December 27, 2017 under the laws of the State of Delaware. KryptoBank Co is a firm currently in the process of enabling users to transact worldwide with any cryptocurrency, fiat currency, stock, or commodity.

As of December 31, 2020 and 2019, Balance Labs Inc owns 51% of the Company’s common stock issued and outstanding.

Note 2 – Going Concern

The financial statements have been prepared assuming the Company will continue as a going concern. The Company has experienced net losses since inception and used $180 of cash in operating activities for the year ended December 31, 2020. The Company has an accumulated deficit of $124,222 and a working capital deficit of $158,143 as of December 31, 2020. The Company has relied on loans from founders to fund its operations. There is substantial doubt about the Company to continue as a going concern. This will not sustain the Company without additional funds. Management plans to raise additional capital within the next year ended that will sustain its operations for the next year. In addition, the Company will begin an active marketing campaign to market its services. There can be no assurance that such a plan will be successful. The accompanying financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

Note 3 – Summary of Significant Accounting Policies

Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. At December 31, 2020 and December 31, 2019, the Company has $0 and $0 in cash equivalents, respectively.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Estimates may include those pertaining to valuation and useful life of intangible assets and deferred tax assets. Actual results could materially differ from those estimates.

Revenue Recognition

The Company accounts for its revenues under FASB ASC 606, that requires revenue to be recognized in a manner to depict the transfer of goods or services to a customer at an amount that reflects the consideration expected to be received in exchange for those goods or services. The Company considers revenue realized or realizable and earned when all the five following criteria are met: (1) Identify the Contract with a Customer, (2) Identify the Performance Obligations in the Contract, (3) Determine the Transaction Price, (4) Allocate the Transaction Price to the Performance Obligations in the Contract, and (5) Recognize Revenue When (or As) the Entity Satisfies a Performance Obligation.

Income Taxes

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of items that have been included or excluded in the financial statements or tax returns. Deferred tax assets and liabilities are determined on the basis of the difference between the tax basis of assets and liabilities and their respective financial reporting amounts (“temporary differences”) at enacted tax rates in effect for the years in which the temporary differences are expected to reverse.

The Company adopted the provisions of Accounting Standards Codification (“ASC”) Topic 740-10, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.

KryptoBank Co.

Notes to Financial Statements

As of December 31, 2020 and 2019

Management has evaluated and concluded that there are no material tax positions requiring recognition in the Company’s financial statements as of December 31, 2020 and 2019. The Company’s 2017, 2018, 2019 and 2020 tax returns are filed as part of consolidated tax returns of Balance Labs, Inc., a majority shareholder which remain open for audit for Federal and State taxing authorities.

The Company’s policy is to classify assessments, if any, for tax related interest as interest expense and penalties as general and administrative expenses in the statement of operations.

Investments

When the fair value of an investment is indeterminable, the Company accounts for its investments that are under 20% of the total equity outstanding using the cost method. For investments in which the Company holds between 20-50% equity and is non-controlling are accounted for using the equity method. For any investments in which the Company holds over 50% of the outstanding stock, the Company consolidates those entities into their financial statements herein. The Company holds one investment which it accounts for under the cost method. On November 9, 2018, the Company loaned $15,000 to iGrow Systems Inc, a related party. On July 15, 2019, the Company converted the note into 150,000 shares of iGrow Systems Inc.’s common stock at a price of $0.10 per share. This investment is recorded on our balance sheet using the cost method as of December 31, 2020 and December 31, 2019.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk primarily consist of cash, cash equivalents and marketable securities.

Net Loss Per Common Share

Basic and diluted loss per common share is computed by dividing net loss by the weighted average number of common shares and common share equivalents outstanding during the periods. As of December 31, 2020 and 2019, there were no common share equivalents outstanding, respectively.

Fair Value of Financial Instruments

The Company measures its financial assets and liabilities in accordance with GAAP. For certain of our financial instruments, including cash, accounts payable, and the short-term debt, the carrying amounts approximate fair value due to their short maturities.

We adopted accounting guidance for financial and non-financial assets and liabilities (ASC 820). This standard defines fair value, provides guidance for measuring fair value and requires certain disclosures. This standard does not require any new fair value measurements, but rather applies to all other accounting pronouncements that require or permit fair value measurements. This guidance does not apply to measurements related to share-based payments. This guidance discusses valuation techniques, such as the market approach (comparable market prices), the income approach (present value of future income or cash flow), and the cost approach (cost to replace the service capacity of an asset or replacement cost). The guidance utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels:

●	Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

●

Level 2: Inputs other than quoted prices that are observable, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

●	Level 3: Unobservable inputs in which little or no market data exists, therefore developed using estimates and assumptions developed by us, which reflect those that a market participant would use.

Business Segments

The Company operates in one segment and therefore segment information is not presented.

KryptoBank Co.

Notes to Financial Statements

As of December 31, 2020 and 2019

Advertising, Marketing and Promotional Costs

Advertising, marketing, and promotional expenses are expensed as incurred and are included in selling, general and administrative expenses on the accompanying statement of operations. For the year ended December 31, 2020 and December 31, 2019, advertising, marketing, and promotion expense was $0 and $0, respectively.

Property and equipment

Property and equipment consists of a website the Company developed in order to market its services.

Expenditures for repairs and maintenance of equipment are charged to expense as incurred. Major replacements and betterments are capitalized and depreciated over the remaining useful lives of the related assets.

Property and equipment as of December 31, 2020 and December 31, 2019 consisted of the following:

	2020	2019
Website	$1,336	$1,336
Less Accumulated Amortization	(1,280)	(835)
Property and Equipment, net	$56	$501

There were no additions during the years ended December 31, 2020 and 2019 respectively. Amortization expense during the years ended December 31, 2020 and 2019 were $445 and $445, respectively.

Intangible Assets

Intangible Assets as of December 31, 2020 and December 31, 2019 consisted of the following:

	2020	2019
Trademarks and domain name	$2,835	$2,835
Total	$2,835	$2,835

There were no additions to Intangible Assets during the years ended December 31, 2020 and 2019, respectively.

Recently Issued Accounting Pronouncements

The Company has evaluated all new accounting standards that are in effect and may impact its financial statements and does not believe that there are any other new accounting standards that have been issued that might have a material impact on its financial position or results of operations.

Note 4 – Stockholders’ Equity

Authorized Capital

The Company is authorized to issue 1,000,000,000 shares of common stock, $0.0001 par value, and 50,000,000 shares of preferred stock, $0.0001 par value.

During the year ended December 31, 2017, the Company issued 102,500,000 shares of common stock to its founders at a par value of $0.0001 per share for a total of $10,250.

During the year ended December 31, 2018, Balance Labs Inc, a majority shareholder, contributed an additional $1,000 of capital to the Company.

KryptoBank Co.

Notes to Financial Statements

As of December 31, 2020 and 2019

Note 5 – Related Party Transactions

The Company, as part of its initial funding, borrowed a total of $100,000 from its founders during the years ended December 31, 2018 and 2017. The notes have a stated interest rate of 12% compounded annually and are due on demand. The balance outstanding as of December 31, 2020 and 2019 is $112,167 and $112,167, respectively. The Company has accrued interest of $28,996 and $13,647 as of December 31, 2020 and 2019. The Company accrued $15,349 and $14,085 of interest expense related to these notes during the years ended December 31, 2020 and 2019, respectively.

During the year ended December 31, 2018, the Company loaned $15,000 to iGrow Systems Inc, a related party, as part of their initial funding. On July 15, 2019, The Company converted the $15,000 note into 150,000 shares of iGrow Systems Inc’s common stock at a price of $0.10 per share. The investment is recorded on the Company’s balance sheet using the cost method of accounting.

During the year ended December 31, 2019, the Company made a series of notes receivables to Balance Labs LLC, a related party, totaling $30,000, this amount was offset by $471 of expenses paid in 2018 by Balance Labs LLC on behalf of the company, and by an $8,000 repayment made during the same year. Furthermore, during the year ended December 31, 2020 the Company loaned an additional $710 to Balance Labs LLC. The notes receivable have a stated interest rate of 12% annually and are due in one year. The balances of the notes receivable as of December 31, 2020 and 2019, including interest were $27,280 and $23,965, respectively. For the years ended December 31, 2020 and December 31, 2019, the Company recorded $2,605 and $2,437 of interest income, respectively. On June 4, 2021, the Company received full payment of the notes receivable due from Balance Labs LLC, for a total of $28,164, which included all principal and interest owed (see Note 9).

During the year ended December 31, 2018, Balance Labs Inc, a related party, contributed an additional $1,000 of capital to the Company.

Note 6 – Commitments and Contingencies

Litigation, Claims and Assessments

In the normal course of business, the Company may be involved in legal proceedings, claims and assessments arising in the ordinary course of business. Such matters are subject to many uncertainties, and outcomes are not predictable with assurance. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s financial position or results of operations.

Note 7 – Notes Payable – Related Party

The Company, as part of its initial funding, borrowed a total of $100,000 from its founders during the years ended December 31, 2018 and 2017. The notes have a stated interest rate of 12% compounded annually and are due on demand. The balance outstanding as of December 31, 2020 and 2019 is $112,167 and $112,167, respectively. The Company has accrued interest of $28,996 and $13,647 as of December 31, 2020 and 2019. The Company recorded $15,349 and $14,085 of interest expense related to these notes during the years ended December 31, 2020 and 2019, respectively.

Note 8 – Income Taxes

On December 22, 2017, President Trump signed into law the Tax Cuts and Jobs Act (the “TCJA”) that significantly reforms the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). The TCJA, among other things, contains significant changes to corporate taxation, including reduction of the corporate tax rate from a top marginal rate of 35% to a flat rate of 21%, effective as of January 1, 2018; limitation of the tax deduction for interest expense; limitation of the deduction for net operating losses to 80% of current year taxable income and elimination of net operating loss carrybacks, in each case, for losses arising in taxable years beginning after December 31, 2017 (though any such tax losses may be carried forward indefinitely); modifying or repealing many business deductions and credits, including reducing the business tax credit for certain clinical testing expenses incurred in the testing of certain drugs for rare diseases or conditions generally referred to as “orphan drugs”; and repeal of the federal Alternative Minimum Tax (“AMT”).

KryptoBank Co.

Notes to Financial Statements

As of December 31, 2020 and 2019

The Company files its tax returns as part of Balance Labs Inc’s consolidated tax returns. The Company has the following net deferred tax asset:

	As of December 31, 2020	As of December 31, 2019
Net operating loss carryforward	31,166	27,889
Valuation allowance	(31,166)	(27,889)

Net deferred tax assets	$-	$-

A reconciliation of the statutory federal income tax rate to the Company’s effective tax rate is as follows:

	For the Year ended December 31, 2020	For the Year ended December 31, 2019

Expected federal statutory rate	(21)%	(21)%
State Effect on tax rate, net of federal benefit	(4.35)%	(4.35)%
Change in valuation allowance	25.35%	25.35%

Income tax provision (benefit)	-	-

As of December 31, 2020, the Company had $122,942 of net operating loss carryovers (“NOLs”) which will be carried forward indefinitely subject to limitations. The valuation allowance increased by approximately $3,277 for the year ended December 31, 2020, and by $3,004 for the year ended December 31, 2019.

The Company, after considering all available evidence, fully reserved its deferred tax assets since it is more likely than not that such benefits may be realized in future periods. The Company has not yet established that it can generate taxable income. The Company will continue to evaluate its deferred tax assets to determine whether any changes in circumstances could affect the realization of their future benefit. If it is determined in future periods that portions of the Company’s deferred tax assets satisfy the realization standards, the valuation allowance will be reduced accordingly.

Note 9 - Subsequent Events

The coronavirus pandemic may adversely impact our operations and demand for our products and services and our ability to find new clients. This is due in part to restrictions such as: social distancing requirements; stay at home orders and the shutdown of non-essential businesses and the impact these restrictions have on small businesses and their ability to generate revenues which effects their ability to afford our services.

On June 4, 2021, the Company received full payment of the notes receivable due from Balance Labs LLC, for a total of $28,164, which included all principal and interest owed (see Note 5).

On June 29, 2021, the Company issued an unsecured promissory note in the amount of $25,000 to Balance Labs, Inc., a majority shareholder. The note carries an interest rate of 12% per annum and is due on the earlier of June 28, 2022 or the date on which the Company raises at least $200,000 from investors.

In preparing these financial statements, the Company evaluated events and transactions for potential recognition or disclosure through July 1, 2021 the date the financial statements were issued.